CONSENT OF ERNST & YOUNG, LLP

      We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Wilmington Trust Corporation for the registration of 11,700 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements and schedules of Wilmington Trust Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
July 9, 1999